For Period ended 07/31/17                                          Series 35
File Number 811-7852

Sub-Item 77C(c): Submisssion of Matters to a vote of security holders
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At the shareholder meeting held on March 22, 2017, shareholders of the
USAA Intermediate-Term Bond Fund each approved an amendment to the Investment Advisory Agreement.

The text of the amendments described in the answers to sub-item 77C(c) referring to new or amended Investment Advisory Agreement shall hereby be incorporated by reference. Please refer to the Proxy Filing on Form DEF14A dated January 27, 2017.